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                                                                    Exhibit 23.2

Bremen, April 13, 2000

                      CONSENT OF BDO, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 6, 2000, in the Registration Statement (Form S-1) and related Prospectus of Bruker
Daltonics Inc. for the registration of shares of its common stock.

BDO von Riegen, Lienau, Sucker & Partner GmbH

Wirtschaftsprufungsgesellschaft

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
/s/ signature                                  /s/ signature

(Sucker)                                       (Dr. Lienau)
Wirtschaftsprufer                              Wirtschaftsprufer
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